EXHIBIT 99.1

Aspen Aerogels Begins Staged Restart of East Providence Facility

NORTHBOROUGH, Mass., May 14, 2026 (GLOBE NEWSWIRE) -- Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the "Company") today announced the successful initiation of a staged restart of its manufacturing operations at its East Providence, Rhode Island facility.

The restart began after comprehensive mechanical, operational, and safety reviews conducted in close coordination with local, state, and federal agencies following the incident on April 8th. During this period, Aspen completed rigorous inspections of the facility, executed detailed safety reviews of all equipment, and conducted extensive equipment testing so that the plant meets all operational standards necessary for restart. The company will proceed with a deliberate, phased ramp-up of production, and expects that returning the facility to its full capabilities will take time.

"We deeply value our place in the East Providence community. Our absolute first priority remains the safety of our employees and our neighbors as we methodically bring our facility back online," said Don Young, President and CEO. "I also want to express our sincere gratitude to Mayor DaSilva, Fire Chief Carey, and Building Official Walker and their teams for their invaluable partnership throughout this process. Their collaboration, alongside the tireless dedication of our own Aspen team, has been essential to develop a safe and responsible restart plan."

About Aspen Aerogels, Inc.
Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Aspen is headquartered in Northborough, Mass. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s belief that it will ramp up production following the restart of operations at its manufacturing facility in East Providence, Rhode Island; the Company’s expectation regarding its ability to restore the East Providence manufacturing facility to its full capabilities and the time it will take to do so; the Company’s ongoing investigation of the incident at the manufacturing facility; the Company’s leveraging of the capacity of its external manufacturing partner to help support customer demand; and the potential impacts of the incident on the Company’s business, operations and financial performance. These statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the Company’s ability to resume operations at the facility; the Company’s ability to manufacture the full array of its products at the facility and to meet expected customer demand; the Company’s ability to mitigate any potential impacts on the Company’s business, operations and financial performance; as well as the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:
Neal Baranosky
Phone: (508) 691-1111 x 8
nbaranosky@aerogel.com

Georg Venturatos / Patrick Hall
Gateway Group
Phone: (949) 574-3860
ASPN@gateway-grp.com

Media Contact:
Mike Raia
(401) 340-9425
mike@halfstreetgroup.com